EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Third Quarter Earnings Increased 124% to $1,819,000

GREENSBORO, N.C., Oct. 31, 2012 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported third quarter 2012 results with highlights as follows:

Third Quarter 2012 Financial Highlights

  Net income for the third quarter of 2012 was $1,819,000 compared to $812,000 in the third quarter of 2011.
  Diluted net income per common share increased to $0.44 in the third quarter of 2012 from $0.15 in the third quarter of 2011.
  Net income available to common shareholders was $1,505,000 in the third quarter of 2012 compared to $520,000 in the third quarter of 2011.
  Net income available to common shareholders was $4,392,000 in the first nine months of 2012, or $1.30 per common share, compared to $494,000, or $0.15 per common share, in the first nine months of 2011.
  The net interest margin, computed on a fully taxable basis, decreased to 3.71% in the third quarter of 2012 compared to 3.89% in the third quarter of 2011.
  Mortgage banking income gross revenues increased to $5,576,000 in the third quarter of 2012 from $2,964,000 in the third quarter of 2011.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at September 30, 2012 for Carolina Bank improved to 9.00% for Tier 1 leverage, 11.14% for Tier 1 risk-based, and 14.09% for total risk-based.
  Average non-interest-bearing demand deposits increased 24.6% in the first nine months of 2012 from the first nine months in 2011.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc. commented, "We are pleased to report strong net income and earnings per share for the third quarter. Our financial results reflect improved credit quality and strong results by our mortgage division. While the continued low interest rate environment negatively impacted our net interest margin during the quarter, our mortgage division experienced record originations and revenues during the third quarter of 2012."

Non-performing loans to total loans held for investment decreased to 4.66% at September 30, 2012 from 4.99% at September 30, 2011. Non-performing assets to total assets decreased to 3.87% at September 30, 2012 from 5.06% at September 30, 2011. Both of these ratios improved from the previous quarter. Braswell commented, "We continue to focus on improving asset quality and resolving several long standing credit challenges."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem and mortgage loan production offices in Burlington, Raleigh, and Hillsborough. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	September 30,	December 31,
	2012	2011
	(unaudited)

Assets
Cash and due from banks	$ 5,947	$ 5,664
Interest-bearing deposits with banks	32,074	7,647
Securities available-for-sale, at fair value	45,197	42,208
Securities held-to-maturity	226	392
Loans held for sale	95,711	91,955
Loans	459,323	487,031
Less allowance for loan losses	(10,725)	(11,793)
Net loans	448,598	475,238
Premises and equipment, net	17,419	17,442
Other real estate owned	4,751	6,728
Bank-owned life insurance	10,670	10,385
Other assets	15,153	15,666
Total assets	$ 675,746	$ 673,325

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 62,924	$ 57,475
NOW, money market and savings	335,114	324,449
Time	190,634	214,715
Total deposits	588,672	596,639

Advances from the Federal Home Loan Bank	3,006	3,075
Securities sold under agreements to repurchase	3,688	1,536
Subordinated debentures	19,545	19,489
Other liabilities and accrued expenses	8,956	6,028
Total liabilities	623,867	626,767

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2012 and 2011	15,471	15,177
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2012 and 2011	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,897	15,870
Retained earnings	13,524	9,132
Stock in directors' rabbi trust	(975)	(875)
Directors' deferred fees obligation	975	875
Accumulated other comprehensive income	1,759	1,151
Total stockholders' equity	51,879	46,558
Total liabilities and stockholders' equity	$ 675,746	$ 673,325

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Interest income
Loans	$ 6,659	$ 7,153	$ 20,631	$ 21,202
Investment securities, taxable	303	333	922	1,094
Investment securities, non taxable	89	124	296	433
Interest from deposits in banks	37	22	68	70
Total interest income	7,088	7,632	21,917	22,799

Interest expense
NOW, money market, savings	421	630	1,490	1,928
Time deposits	620	822	1,993	2,654
Other borrowed funds	199	189	598	564
Total interest expense	1,240	1,641	4,081	5,146

Net interest income	5,848	5,991	17,836	17,653
Provision for loan losses	600	1,800	2,060	5,150
Net interest income after provision for loan losses	5,248	4,191	15,776	12,503
Non-interest income
Service charges	251	300	852	787
Mortgage banking income	5,576	2,964	13,392	6,668
Gain on sale of investment securities available-for-sale	--	28	--	239
Loss on sale of other real estate owned	(312)	(217)	(266)	(164)
Other	145	109	458	384
Total non-interest income	5,660	3,184	14,436	7,914

Non-interest expense
Salaries and benefits	4,628	3,450	13,062	9,607
Occupancy and equipment	670	627	2,029	1,823
Professional fees	299	221	819	703
Outside data processing	220	227	641	627
FDIC insurance	217	98	639	817
Advertising and promotion	166	180	546	410
Stationery, printing and supplies	162	169	464	442
Impairment of other real estate owned	588	576	1,194	1,999
Other real estate owned expense	218	274	643	883
Other	1,009	540	2,324	1,543
Total non-interest expense	8,177	6,362	22,361	18,854

Income before income taxes	2,731	1,013	7,851	1,563
Income tax expense	912	201	2,536	197
Net income	1,819	812	5,315	1,366
Dividends and accretion on preferred stock	314	292	923	872
Net income available to common stockholders	$ 1,505	$ 520	$ 4,392	$ 494

Net income per common share
Basic	$ 0.44	$ 0.15	$ 1.30	$ 0.15
Diluted	$ 0.44	$ 0.15	$ 1.30	$ 0.15

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Third Quarter 2012
(unaudited)
	Quarterly					Years Ended
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr.
($ in thousands except for share data)	2012	2012	2012	2011	2011	2011	2010

EARNINGS
Net interest income	$ 5,848	5,939	6,049	6,442	5,991	24,095	23,341
Provision for loan loss	$ 600	0	1,460	1,700	1,800	6,850	15,133
NonInterest income	$ 5,660	4,976	3,800	3,426	3,184	11,340	13,375
NonInterest expense	$ 8,177	7,493	6,691	6,777	6,362	25,631	26,061
Net income	$ 1,819	2,268	1,228	1,031	812	2,397	(2,394)
Net income available to common stockholders	$ 1,505	1,961	926	729	520	1,223	(3,536)
Basic earnings (loss) per share	$ 0.44	0.58	0.27	0.22	0.15	0.36	(1.04)
Diluted earnings (loss) per share	$ 0.44	0.58	0.27	0.22	0.15	0.36	(1.04)
Average common shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045
Average diluted common shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045

PERFORMANCE RATIOS
Return on average assets *	0.89%	1.18%	0.56%	0.43%	0.31%	0.18%	-0.51%
Return on average common equity *	16.75%	23.44%	11.58%	9.31%	6.80%	4.03%	-11.08%
Net interest margin (fully-tax equivalent) *	3.71%	3.86%	3.98%	4.14%	3.89%	3.92%	3.63%
Efficiency ratio	70.78%	68.34%	67.57%	68.28%	68.89%	71.79%	70.38%
# full-time equivalent employees - period end	206	200	184	174	167	174	155

CAPITAL
Equity to period-end assets	7.68%	7.40%	7.18%	6.91%	6.90%	6.91%	6.54%
Common tangible equity to assets	5.40%	5.13%	4.89%	4.66%	4.63%	4.66%	4.36%
Tier 1 leverage capital ratio - Bank	9.00%	8.79%	8.35%	8.02%	8.15%	8.02%	7.59%
Tier 1 risk-based capital ratio - Bank	11.14%	11.12%	9.92%	9.60%	9.64%	9.60%	9.00%
Total risk-based capital ratio - Bank	14.09%	14.12%	12.83%	12.50%	12.53%	12.50%	11.82%
Book value per common share	$ 10.75	10.27	9.65	9.26	9.03	9.26	8.70

ASSET QUALITY
Net charge-offs	$ 988	1,379	762	1,956	3,190	7,416	12,855
Net charge-offs to average loans *	0.86%	1.18%	0.64%	1.60%	2.58%	1.49%	2.43%
Allowance for loan losses	$ 10,725	11,112	12,491	11,793	12,049	11,793	12,359
Allowance for loan losses to loans held invst.	2.33%	2.42%	2.60%	2.42%	2.46%	2.42%	2.40%
Nonperforming loans	$ 21,387	21,771	23,187	22,915	24,429	22,915	27,713
Performing restructured loans	$ 11,192	12,207	15,728	18,502	18,167	18,502	4,791
Other real estate owned	$ 4,751	6,384	7,708	6,728	8,972	6,728	9,848
Nonperforming loans to loans held for investment	4.66%	4.74%	4.82%	4.71%	4.99%	4.71%	5.39%
Nonperforming assets to total assets	3.87%	4.16%	4.62%	4.40%	5.06%	4.40%	5.55%

END OF PERIOD BALANCES
Total assets	$ 675,746	677,476	668,009	673,325	661,784	673,325	676,701
Total loans held for investment	$ 459,323	459,144	480,888	487,031	489,782	487,031	514,029
Total deposits	$ 588,672	592,103	588,500	596,639	585,184	596,639	604,567
Stockholders' equity	$ 51,879	50,143	47,943	46,558	45,696	46,558	44,282

AVERAGE BALANCES
Total assets	$ 675,569	670,339	663,932	670,436	664,373	668,753	695,847
Total earning assets	$ 631,347	624,183	616,101	623,176	617,852	621,889	650,926
Total loans held for investment	$ 459,800	466,412	479,121	489,915	494,669	498,683	529,415
Total interest-bearing deposits	$ 527,545	528,463	529,405	537,287	534,140	542,402	578,815
Common stockholders' equity	$ 35,750	33,649	32,159	31,052	30,328	30,337	31,924

* annualized for all periods presented return on average assets and on average common equity are computed using net income (loss) available to common stockholders

CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com